UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2010, Sensata Technologies B.V., an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V., issued a press release announcing that it had elected to issue a notice of redemption with respect to (i) all of its outstanding 11.25% Senior Subordinated Notes due 2014 (the “11.25% Notes”) at a redemption price equal to 105.625% of the principal amount thereof, which amount is equal to €1,056.25 per €1,000 principal amount and (ii) $138,550,000 in aggregate principal amount of its outstanding 8% Senior Notes due 2014 (the “Dollar Notes” and together with the 11.25% Notes, the “Notes”) at a redemption price equal to 104.000% of the principal amount thereof, which amount is equal to $1,040.00 per $1,000 principal amount. The redemption dates for both the 11.25% Notes and the Dollar Notes will be May 1, 2010. In each case, holders of the Notes subject to redemption will also receive accrued and unpaid interest up to, but not including, the redemption date.

A copy of the press release announcing the issuance of redemption notices is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	April 1, 2010 press release entitled “Sensata Technologies B.V. Announces the Issuances of Redemption Notices with Respect to its 11.25% Senior Subordinated Notes Due 2014 and a Portion of its 8% Senior Notes due 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

	By:	/S/ JEFFREY COTE
Date: April 6, 2010	Name:	Jeffrey Cote
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	April 1, 2010 press release entitled “Sensata Technologies B.V. Announces the Issuances of Redemption Notices with Respect to its 11.25% Senior Subordinated Notes Due 2014 and a Portion of its 8% Senior Notes due 2014.”